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EXHIBIT 4.2
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                                SCI SYSTEMS, INC.
                              AMENDED AND RESTATED
                                     BY-LAWS


                                   ARTICLE 1.

                                    OFFICES

         The Corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE 2.

                             STOCKHOLDERS' MEETINGS

         2.1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

         2.2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the fourth Friday in October or on such other date and at such other time as may be designated by the Board of Directors. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Advance written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation within the time frame prescribed by the laws of the State of Delaware (if any), unless such notice is waived as provided by Article IX of these By-laws.

         2.3. Special Meetings. Unless otherwise prescribed by the Certificate of Incorporation, special meetings of stockholders may be called at any time by the affirmative vote of at least two-thirds (2/3) of the Board of Directors, the Chairman of the Board of Directors or stockholders holding not less than seventy percent (70%) of the outstanding stock of the Corporation, stating the specific purpose or purposes thereof. Advance written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation within the time frame prescribed by the laws of the State of Delaware (if any), unless such notice is waived as provided in Article IX of these By-laws. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in such notice.
         2.4. Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of the State of Delaware. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.

         2.5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article VI, Section 6.3 of these By-laws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote for each share of stock standing of record in his or her name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or and amendment thereto. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, in which case such express provision shall govern.

         2.6. List of Stockholders. Prior to every meeting and within the time frame prescribed by the laws of the State of Delaware (if any), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least the minimum period of time as may be prescribed by the laws of the State of Delaware, at such place or places as may be prescribed by the laws of the State of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

     2.7. Action Without Meeting. Unless otherwise prescribed by the Certificate of Incorporation, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding not less than seventy percent (70%) of the outstanding stock entitled to vote at such meeting with respect to the subject matter thereof.
                                   ARTICLE 3.
                               BOARD OF DIRECTORS
     3.1. Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-laws.

     3.2. Number, Election and Qualification.  The number of directors shall be not less than three (3) and not more than eleven (11), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors. Unless otherwise prescribed by the Certificate of Incorporation, at the annual meeting of stockholders, directors shall be elected by a plurality of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director shall serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal as provided in the Certificate of Incorporation or these By-laws. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.

     3.3. Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof, and determine the amount of such fees and compensation. No compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.4. Notices, Meetings and Quorum. Except as otherwise expressly provided in these By-laws, the Certificate of Incorporation or the laws of the State of Delaware, meetings of the Board of Directors, both regular and special, may be held either in or outside of the State of Delaware. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than an announcement at such meeting, until a quorum shall be present.

         The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these By-laws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business.

         The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President, and may and must be called by the Secretary or an Assistant Secretary upon the written request of at least one-half (1/2) of the members of the Board of Directors.

         Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director (I) by mailing the same to each director at his or her residence or business address at least five
(5) days before the meeting; (ii) by sending the same by overnight courier to each director at his or her residence or business address at least three (3) days before the meeting; (iii) by facsimile transmission at his or her business facsimile number and telephonic confirmation of receipt at least two (2) days before the meeting; or (iv) by delivering the same personally or by telephone or telegraph at least two (2) days before the meeting. Notwithstanding the preceding sentence, in case of exigency, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary shall be authorized to prescribe a shorter notice to be given personally or by telephone, telegraph, cable, facsimile transmission or wireless to all or and one or more of the directors at their respective residences or places of business.

         Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or the Board of Directors.

         3.5.     Committees.

                  3.51. General Provisions. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees. Each committee shall consist of two or more directors and the Board of Directors shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairperson. The Board of Directors may at any time change the membership of any such committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of any such committee, or dissolve it. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors, and shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may determine its rules of procedure and the notice to be given of its meeting. A majority of the members of each committee shall constitute a quorum.

                  3.52. Executive Committee. The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, provide for an Executive Committee. Subject to such limitations as may be imposed by the laws of the State of Delaware, during the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation, including the full power and authority to declare dividends, of any kind whatsoever, to authorize the issuance of capital stock, of any class or series, of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

         3.6. Conference Telephone Meetings. Except as may be otherwise prescribed by the laws of the State of Delaware, the Certificate of
Incorporation or these By-laws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         3.7. Action Without Meeting. Except as may be otherwise prescribed by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         3.8. Directors Elected by Preferred Stockholders. Notwithstanding anything in these By-laws to the contrary, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.


                                   ARTICLE 4.

                                    OFFICERS

         4.1. Titles and Election. The officers of the Corporation shall be the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Treasurer, one or more Vice Presidents and the Secretary. The officers of the Corporation, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal under these By-laws or other termination of his employment. ANY person may hold more than one office if the duties can be consistently performed by the same person.

         The Board of Directors, in its discretion, may also at any time elect or appoint Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, in case of officers other than the Chairman of the Board of Directors, if not prescribed or determined by the Board of Directors, as the Chairman of Board, the Chief Executive Officer, the President or the then senior executive officer may prescribe or determine.

         4.2. Duties. Subject to such extension, limitations, and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

                  4.21. Chairman of the Board of Directors. The Chairman of the
               Board of Directors shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall be charged with general supervision of the management and policy of the Corporation and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

                  4.22. Chief Executive Officer. The Chief Executive Officer shall exercise the powers and authority and perform all of the duties commonly incident to such office, shall in the absence of the Chairman of the Board of Directors preside at all meetings of the stockholders and of the Board of Directors if he or she is a director, and shall perform such other duties as the Board of Directors shall specify from time to time. The Chief Executive Officer, the President or the Treasurer, or any officer specifically authorized by the Board of Directors, shall sign all certificates for shares, bonds, debentures, promissory notes, deeds and contracts of the Corporation. Either the Chairman of the Board of Directors or the President may be Chief Executive Officer. The Chairman of the Board of Directors shall be the Chief Executive Officer, unless the Board of Directors shall determine that the President shall be the Chief Executive Officer.

                  4.23. President.  The President shall have general and active management power and authority over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform any and all other duties prescribed by the Board of Directors.

                  4.24. Treasurer. The Treasurer shall have the care and custody of the monies, funds, and securities of the Corporation (other than his own bond, if any, which shall be in the custody of the President), shall maintain the general accounting books/accounting records and forms of the Corporation and shall have and perform, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so.

                  4.25. Vice Presidents.  The Vice President or Vice Presidents
               shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so.

                  4.26. Secretary. The Secretary, or in his or her absence an Assistant Secretary, shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to the Secretary, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, attest to the signatures of officers of the Company and shall perform all of the duties commonly incident to such office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so.

         4.3. Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

         4.4. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude him or her from receiving compensation or from voting upon the resolution providing the same. No such compensation shall preclude any officer from serving the Corporation as a director or in any other capacity and receiving compensation therefor.


                                   ARTICLE 5.

                      RESIGNATIONS, VACANCIES AND REMOVALS

         5.1. Resignations. ANY director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chief Executive Officer, the President or the Secretary. ANY such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

         5.2.     Vacancies.

                  5.21. Directors. Except as may otherwise be provided by the Certificate of Incorporation, any vacancy in the Board of Directors caused by reason of death, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled by a majority vote of the remaining directors though less than a quorum, or by the sole remaining director. ANY director so elected by the Board of Directors shall serve until the next annual meeting of stockholders at which directors of the class in which such director serves are to be elected and until the election and qualification of his successor or until his earlier death, resignation, retirement, disqualification or removal as provided in the Certificate of Incorporation or these By-laws. The Board of Directors also may reduce their authorized number by the number of vacancies in the Board, provided such reduction does not reduce the Board to less than the minimum authorized by the laws of the State of Delaware or to less than the number of directors then in office.

                  5.22. Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

         5.3.  Removals.

                  5.31. Directors. The entire Board of Directors, or any individual member thereof, may be removed in the manner prescribed by the laws of the State of Delaware and the Certificate of Incorporation.

                  5.32. Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.


                                   ARTICLE 6.

                                  CAPITAL STOCK

         6.1. Certificates of Stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board of Directors, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. ANY or all of such signatures may be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         6.2. Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

         The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issuance, transfer and registration of shares of stock.

         6.3. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date in any manner not prohibited by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6.4. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the Chief Executive Officer or the President if the Board of Directors does not do so.


                                   ARTICLE 7.

                      FISCAL YEAR, BANK DEPOSITS AND CHECKS

         7.1. Fiscal Year. The fiscal year of the Corporation shall be a year ending June 30 unless otherwise fixed by resolution of the Board of Directors.

         7.2. Bank Deposits, Checks and Other Orders. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks, trust companies or other financial institutions in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

         All checks, drafts or other orders for the withdrawal of funds from any such account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.


                                   ARTICLE 8.

                                BOOKS AND RECORDS

         8.1. Place of Keeping Books. The books and records of the Corporation may be kept in the State of Alabama or at such other place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine.

         8.2. Examination of Books. Except as may otherwise be provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the Board of Directors.


                                   ARTICLE 9.

                                     NOTICES

         9.1. Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

         9.2. Waivers. ANY stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these By-laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Except as may otherwise be prescribed by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these By-laws.


                                   ARTICLE 10.

                                      SEAL

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the words "Corporate Seal" or "Seal" enclosed in parentheses.

         In the absence of the Secretary, any other officer of the Corporation may affix and attest the seal of the Corporation to any instrument requiring it, unless otherwise provided by resolution of the Board of Directors.

                                   ARTICLE 11.

                               POWERS OF ATTORNEY

         The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

         In the absence of any action by the Board of Directors, any officer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings of any company in which the Corporation may hold voting securities.


                                   ARTICLE 12.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         12.1.  Action  Other  Than by or in Right of  Corporation.  Subject  to
Section 12.3 hereof and such limitations as may be provided by the Certificate of Incorporation, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether external or internal to the Corporation (all such claims, actions, suits and proceedings being referred to hereafter as a "Proceeding") (other than a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent (unless such agent has entered into a written agreement with the Corporation which sets forth a standard of care other than the ones articulated in this Section) of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent (unless such agent has entered into a written agreement with the Corporation which sets forth a standard of care other than the ones articulated in this Section) of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (all such persons being referred to hereafter as an "Agent", except that the term Agent shall not include trustees, fiduciaries or agents who are serving at the request of the Corporation with respect to an employee benefit plan (I) who are not employees, officers or directors of the Corporation but who are compensated by the Corporation for their services, or (ii) who have entered into a written agreement with the Corporation which sets forth a standard of care other than the ones set forth in this Section), against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that
(a) the person did not act in good faith, (b) the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, (C) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         12.2. Action by or in Right of the Corporation. Subject to Section 12.3 hereof and such limitations as may be provided by the Certificate of Incorporation, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such Proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         12.3. Determination of Right of Indemnification. Unless ordered by a court or otherwise prescribed by the Certificate of Incorporation, any indemnification under Sections 12.1 and 12.2 hereof shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 12.1 and 12.2 hereof. Such a determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such Proceeding, or (b) if such a quorum is not obtainable, or, if obtainable, a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the Corporation, in a written opinion, or (C) by the affirmative vote of the holders of a majority of the shares entitled to vote thereon.

         12.4. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article XII, to the extent that an Agent of the Corporation has been successful on the merits or otherwise including the dismissal of an action without prejudice or the settlement of a Proceeding without admission of liability in defense of any Proceeding referred to in Sections 12.1 and 12.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         12.5. Indemnification Against Expenses of Witnesses. The Corporation shall indemnify and hold harmless any person who is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the appearance of such person as a witness in any Proceeding as a result of such person having occupied such office or position, or undertaken such service when such person is not a party to such Proceeding.

         12.6. Advances of Expenses. Expenses (including attorneys' fees) incurred by an Agent in defending any Proceeding, shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such expenses incurred by other employees and agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

         12.7. Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article XII shall be a contract right, shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which an Agent seeking indemnification or advancement of expenses may be entitled under any statute, rule of law, provisions of articles of incorporation, by-law, resolution, agreement or otherwise either specifically or in general terms, both as to action by an Agent in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         12.8. Insurance. The Corporation may purchase and maintain insurance on behalf of an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII.

         12.9. Certain Definitions. For purposes of this Article XII, references to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers, employees and agent, (unless such agent has entered into a written agreement with the Corporation which sets forth a standard of care other than the ones articulated in this Section), so that any person who is or was a director, officer, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, fiduciary, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer employee or agent (unless such agent has entered into a written agreement with the Corporation which sets forth a standard of care other than the ones articulated in this Section) of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent (unless such agent has entered into a written agreement with the corporation which sets forth a standard of care other than the ones articulated in this Section) of the Corporation with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article
XII. ANY indemnification under this Article XII with regard to any employee benefit plan shall apply notwithstanding any provisions of any employee benefit plan. Notwithstanding anything contained herein to the contrary, trustees, fiduciaries or agents who are serving at the request of the Corporation with respect to an employee benefit plan (I) who are not employees, officers or directors of the Corporation but are compensated by the Corporation for their services, or (ii) who have entered into a written agreement with the Corporation which sets forth a standard of care other than the ones set forth in this Section, shall not be indemnified pursuant to this Section.

         12.10. Indemnification and Insurance of Other Persons. The provisions of this Article XII shall not be deemed to preclude the Corporation from either indemnifying or purchasing and maintaining insurance on behalf of, or both, any person who is not an Agent but whom the Corporation has the power or obligation to indemnify or insure under the provisions of the General Corporation Law of the State of Delaware or otherwise. The Corporation may, in its sole discretion, indemnify or insure, or both, an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The Corporation shall indemnify or insure any employee, trustee or other agent where required by law.

         12.11. Savings Clause. If for any reason, any provision of this Article XII is held invalid, in whole or in part, such invalidity shall not affect any other provision or part of this Article XII not held so invalid, and each such other provision or part shall to the full extent consistent with law continue in full force and effect.

         12.12. Indemnification Agreements. The Corporation shall be privileged to enter into such agreements of indemnification with its directors, officers, agents or underwriters or other persons with whom it may deal with respect to liability under any federal or state law or regulation or under common law, to the extent permitted by law; provided that no agreement shall be entered into which violates the Securities Act of 1933, as amended, or any regulation adopted thereunder.


                                   ARTICLE 13.

                                   AMENDMENTS

         Except as otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, these By-laws may be amended or repealed either:

                  13.12.1. at any meeting of stockholders at which a quorum is present, by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting, as provided in Article II, Sections 2.4 and 2.5 of these By-laws, or

                  13.12.2. at any meeting of the Board of Directors at which a quorum is present by a majority vote of the directors present at such meeting;

provided that the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.




END OF EXHIBIT 4.2
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